Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated April 19, 2001 included in this Form 8-K, into the Company’s previously filed Registration Statement on Form S-8 (File No. 333-16529). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

ARTHUR ANDERSEN LLP

San Jose, California

September 5, 2001